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                            BRUCE M. PRITCHETT, P.C.
                                 Attorney at Law
                    3809 South, West Temple Street, Suite 1-D
                            Salt Lake City, UT 84115
                              Phone: (801) 721-0569
                               Fax: (801) 281-8763

March 12, 2002


Board of Directors
Chequemate International, Inc.
10 Universal City Plaza
Suite 1100
Universal City, CA 91608

RE: REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

I am acting as special counsel to Chequemate International, Inc., a Utah corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of an Amended Registration Statement on Form S-3/A (the "Amended Registration Statement") relating to the offer and sale pursuant to the Amended Registration Statement, by the seventy-six (76) Selling Securityholders identified in the Amended Registration Statement of up to 60,458,074 shares of Common Stock, par value $0.0001 per share, of the Company, including (i) shares of common stock issued to forty-three (43) of the Selling Securityholders in a change of control transaction with shareholders of Another World, Inc. pursuant to agreements described in the Amended Registration Statement; and (ii) shares of common stock issued or issuable to thirty-three (33) additional Selling Securityholders, pursuant to various settlement agreements, Stock Purchase Agreements, Modification Agreements, Registration Rights Agreements and Amendments to Agreements, and Common Stock Purchase Warrants, all of which are described in the Amended Registration Statement.

In forming the opinion expressed below, I have examined and relied on the Articles of Incorporation and By-Laws, each as amended as of the date hereof, and have examined and relied on the originals, or copies certified to my satisfaction, of such records of meetings, written actions in lieu of meetings, or resolutions adopted at meetings, of the directors and stockholders of the Company, all as provided to me by the Company, and such other documents and instruments as in my judgment are necessary or appropriate to enable me to render the opinions expressed below. In my examination of the foregoing documents, I have assumed that (i) all

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information contained in all documents reviewed by me is correct, (ii) all signatures on all

Board of Directors
Chequemate International, Inc.
March 12, 2002
Page 2

documents reviewed by me are genuine, (iii) all documents submitted to me as originals are true and complete, (iv) all documents submitted to me as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by me had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by me had authority to sign in such capacity.

Based upon and subject to the foregoing, it is my opinion that the Company has taken all necessary corporate action required to authorize the issuance of the Shares, and that the Shares, when issued in the manner described in the Amended Registration Statement, have been, or will be, duly and validly issued, fully paid and nonassessable.

The opinion expressed above is limited to matters governed by the laws of the State of Utah. I express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.

I hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of my name under the heading "Legal Matters" therein. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter speaks as of the effective date of the registration statement herein referenced. I disclaim any duty to advise you, subsequent to the date thereof, regarding any change in, or to otherwise communicate with you with respect to, the matters addressed herein.

Sincerely,

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Bruce M. Pritchett
Attorney at Law